Exhibit 99.1

Private Securities Litigation Reform Act of 1995
Safe Harbor Compliance Statement for Forward-Looking Statements

In passing the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), Congress encouraged public companies to make “forward-looking statements” by creating a safe-harbor to protect companies from securities law liability in connection with forward-looking statements. We intend to qualify both our written and oral forward-looking statements for protection under the PSLRA.

The words “believe,” “expect,” “anticipate,” “plan” and “project” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements, and that could negatively affect the Company’s business and stock price, include, but are not limited to:

•	Any decrease in popularity or growth rate of motorsports, and NASCAR racing in particular, could adversely affect our business, including our net sales;

•	If our existing license agreements are not profitable, or if we are unable to enter into profitable license agreements in the future or renew our existing profitable license agreements, our business could be adversely affected;

•	If we were unable to enforce and preserve our rights under our license agreements, we would lose the competitive advantage provided by these agreements;

•	If we were unable to maintain and capitalize on our key license agreements, our business would be adversely affected;

•	Any disruptions in the business of our third-party manufacturers, particularly Early Light Industrial Co. Ltd., could adversely affect our business;

•	Our business could be adversely affected if we are unable to continue to design and market high-quality products that appeal to our customers;

•	We face a variety of risks associated with the acquisition and integration of new business operations;

•	We face risks associated with our exclusive relationship with QVC and the outsourcing of the operations of our collectors’ club;

•	Our business could be adversely affected by the loss of key members of our senior management, particularly Fred W. Wagenhals;

•	We depend on a limited number of mass-merchant retailers to purchase a significant portion of our products;

•	We depend on a limited number of wholesale distributors to sell a significant portion of our products;

•	We may experience seasonal fluctuations in sales that could affect our earnings and the trading price of our common stock;

•	Our competitive position depends on a number of factors, and we may encounter competition from companies that are able to devote greater resources to marketing and promotional campaigns than we do;

•	We face risks associated with our international operations;

•	Because we import our die-cast products, our business is subject to potential adverse trade regulations and restrictions;

•	We have exposure to Chinese and European currency rate fluctuations;

•	Any material increase in the cost of the raw materials used to manufacture our products could have a material adverse effect on our cost of sales;

•	Our ability to recover the value of our goodwill and other intangibles is dependent on the success of our strategies;

•	We have limited protection of our intellectual property, and others could infringe on or misappropriate our rights;

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•	Product liability, product recalls, and other claims relating to the use of our products could adversely affect our business;

•	We have debt, and we may be unable to continue to meet debt covenants;

•	We expect to incur additional expenses in complying with corporate governance and public disclosure requirements;

•	The market price of our common stock has been, and in the future could be, extremely volatile;

•	Sales of additional shares of common stock could have a depressive effect on the market price of our common stock;

•	It may be difficult for a third party to acquire us, even if the acquisition would be in the best interests of shareholders; and

•	Other factors identified in our Form 10-K Report for the year ended September 30, 2004 under the caption “Business – Risk Factors.”

Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties, which could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, the investment community is urged not to place undue reliance on forward-looking statements. In addition, we undertake no obligations to update or revise forward-looking statements to reflect changed assumptions, the occurrence of anticipated events or changes to projections over time. As a result of these and other factors, our stock price may fluctuate dramatically.

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